UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 26, 2004

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

                 Delaware                                      001-09764                                  11-2534306
       (State or Other Jurisdiction                   (Commission                               (IRS Employer
             of Incorporation)                              File Number)                            Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C.  20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
                240.14d-2(b))
 ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
               240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 26, 2004, Harman Canada Co. (an indirect wholly owned subsidiary of Harman International), entered into a share purchase agreement to acquire all of the issued and outstanding shares of QNX Software Systems Ltd. ("QNX") for approximately US$138 million in cash plus the assumption of certain liabilities.  The acquisition is expected to close in the quarter ending December 31, 2004.  Harman International currently licenses certain software products from QNX.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        HARMAN INTERNATIONAL INDUSTRIES,
                                                                        INCORPORATED

                                                                         By:    /s/ Frank Meredith
                                                                                  Frank Meredith
                                                                                 Executive Vice President and
                                                                                 Chief Financial Officer

Date:   November 1, 2004